Exhibit 99.5(a)

Pacific Life & Annuity Company [P.O. Box 2829, Omaha, NE 68103-2829 or 6750 Mercy Rd, RSD, Omaha, NE 68106 www.PacificLife.com Contract Owners: (800) 748-6907 Financial Professional: (800) 748-6907]	[Pacific Quest] Individual Deferred Variable Annuity Application NEW YORK

1. PRIMARY ANNUITANT(S) Must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

Solicited at: State

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types.

Information put here will be used for contract and financial professional appointment purposes.

ADDITIONAL ANNUITANT Not applicable for qualified contracts.  Check One:☐ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

2. OWNER(S) If annuitant(s) and owner(s) are the same, do not complete this section. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

JOINT OWNER Not applicable for qualified contracts.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F
Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

3. ADDITIONAL DEATH BENEFIT COVERAGE Optional

[Select one rider. If a below death benefit rider is not selected, your death benefit will be the contract value as of the Notice Date.

☐  Return of Purchase Payments Death Benefit Rider Owner(s) and Annuitant(s) must not be over age 85 at issue.

If the Return of Purchase Payments Death Benefit Rider I have selected cannot be added to the contract due to age restrictions or state or broker-dealer availability, I understand that the contract will be issued without the optional Rider.

[☐  Stepped-Up Death Benefit Rider Owner(s) and Annuitant(s) must not be over age 75 at issue.

If the Stepped-Up Death Benefit Rider I have selected cannot be added to the contract due to age restrictions or state or broker-dealer availability, I understand that the contract will be issued without the optional Rider.]

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4. ELECTRONIC INFORMATION OPT-IN CONSENT

E-Mail address:

By providing the e-mail address above and signing, I voluntarily consent to receive documents and notices applicable to my contract as permitted by law, including prospectuses, prospectus supplements, reports, statements, immediate confirmations, tax forms, proxy solicitations, privacy notice and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. Mail. Pacific Life & Annuity Company will send paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. For jointly owned contracts, both owners are consenting to receive information electronically.

Pacific Life & Annuity Company suggests that in order to receive documents electronically, the contract owner should have ready access to a computer with Internet access, an active e-mail account to receive this information electronically, and ability to read and retain it. I understand that:

•                  There is no charge for electronic delivery, although my Internet provider may charge for Internet access.

•                  I should provide a current email address and notify Pacific Life & Annuity Company promptly when my e-mail changes.

•                  I should update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life & Annuity Company.

•                  I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.

•                  For jointly owned contracts, all information will be provided to the email address listed. Electronic delivery will be cancelled if e-mails are returned undeliverable.

•                  This consent will remain in effect until I revoke it.

Please call [(800) 748-6907] and tell a customer service representative if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address. You may opt out of electronic delivery at any time.

5. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Each beneficiary class must equal 100%. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs and qualified plans) or other non-natural owners, the beneficiary will be the owner listed on the application and information provided below will not be valid. A spouse’s consent may be required in community property states, if applicable. We recommend you discuss with your legal representative. If you are naming a minor as your beneficiary, please complete the Special Beneficiary Designation Request form. See your contract and prospectus for details about death benefit and beneficiary proceeds. Use Special Requests section, to provide additional beneficiary information.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Address				Telephone Number

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Address				Telephone Number

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Address				Telephone Number

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Address				Telephone Number

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6. TELEPHONE/ELECTRONIC AUTHORIZATION

☐ Yes	TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically.

If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking “Yes,” I am also authorizing and directing Pacific Life & Annuity Company to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life & Annuity Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life & Annuity Company and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.

7. HOUSEHOLDING By signing this application I consent to Pacific Life & Annuity Company mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include prospectuses, prospectus supplements, announcements, and annual and semiannual reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below.

☐ I elect NOT to participate in householding.

8. CONTRACT TYPE Select ONE.

☐ Non-Qualified(1),(2) ☐ Post-Death Non-Qualified(7)	☐ IRA ☐ Inherited IRA(3) ☐ SIMPLE IRA(4)	☐ Roth IRA ☐ Inherited Roth IRA(3) ☐ SEP-IRA	☐ 401(a)(5) ☐ 401(k)(5)	☐ Keogh/HR-10(5) ☐ Individual(k)(6)

(1)For trust-owned contracts, complete Trustee Certification and Disclosure. (2)For non-qualified contracts, if Owner is a non-natural person or corporation, complete Non-Natural or Corporate-Owned Disclosure Statement. (3)For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification. (4)Complete SIMPLE IRA Employer Information. (5)Complete Qualified Plan and 457(b) Plan Disclosure. (6)Complete Individual(k) Qualified Plan Disclosure. (7)Complete Post-Death Exchange Disclosure Form.

9. INITIAL PURCHASE PAYMENT [Make check payable to Pacific Life & Annuity Company.]

9A. NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment.	9B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ 1035 exchange(s)/estimated transfer $ ☐ Amount enclosed $	☐ Transfer $ ☐ Rollover $ ☐ Contribution $ for tax year

10. REPLACEMENT

10A. EXISTING INSURANCE

☐Yes ☐No	Do you have any existing life insurance or annuity contracts with this or any other company? (Default is “Yes” if neither box is checked.)

10B. REPLACEMENT

☐Yes ☐No

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity
Address	City, State, ZIP	Telephone Number
Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity
Address	City, State, ZIP	Telephone Number

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Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity
Address	City, State, ZIP	Telephone Number
Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity
Address	City, State, ZIP	Telephone Number

11. RIDERS Subject to state and broker-dealer availability. [To qualify for rider benefits, the entire contract value must stay invested in allowable allocation options Pacific Life makes available for the riders. There may be investment and transfer restrictions associated with these riders. Guaranteed Minimum Withdrawal Benefit Riders are irrevocable after election. ]

[   Guaranteed Minimum Withdrawal Benefit You may select only ONE. Optional Guaranteed Minimum Withdrawal Benefit Riders are not available with Inherited IRA, Inherited Roth IRA and Post-Death Non-Qualified business.

☐  Core Income Advantage Select - Single Life Owner and Annuitant must be the same person (except if a non-natural owner) and must not be over age 85 at issue. Contracts with joint owners are not permitted.

☐  Core Income Advantage Select - Joint Life Both spouses must not be over age 85 at issue. See note below.

☐  Future Income Generator - Single Life Owner and Annuitant must be the same person (except if a non-natural owner) and must not be over age 85 at issue.  Contracts with joint owners are not permitted.

☐  Future Income Generator - Joint Life Both spouses must not be over age 85 at issue.  See note below.

Note: Joint Life selections: Available only if the Contract Type selected in Section 8 is Non-qualified (not available if the Owner is a trust or other entity), IRA (including custodial-owned IRAs), Roth IRA, SIMPLE IRA, or SEP-IRA. Joint Owners must be spouses, if applicable. If the contract is owned by a sole Owner, the Owner’s spouse must be designated as the sole primary beneficiary. Complete the beneficiary information in Section 7. If this is a custodial-owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant.

If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider.]

12. DOLLAR COST AVERAGING (DCA) If elected, 100% of your initial investment will be allocated to the DCA Plus Fixed Term unless you indicate a different percentage below. If you select a percentage less than 100% in the Allocation Options section, the remainder of the purchase payment will be allocated pro rata to the allocations selected. To indicate a source account other than DCA Plus Fixed Term, use Section 14, Special Requests, or the [Transfers and Allocations form]. Additional investments will be allocated to the DCA Plus Fixed Term selection indicated below unless alternate instructions are on file or provided with the investment.

[DCA Plus Fixed Term

Select one: ☐ 6 months ☐ 12 months	% of initial investment. Default will be 100% if not indicated in Section 15.

]

13. REBALANCING Optional

[ ☐ Quarterly ☐ Semi-annually ☐ Annually ]

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14. SPECIAL REQUESTS If additional space is needed, attach a letter signed and dated by the Owner(s).

[ ]

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15. ALLOCATION OPTIONS

Use this section to allocate 100% of your investment. Use whole percentages only. Additional investments will be allocated based on the options below, and where applicable if a selection was made in section 12, unless alternate instructions are on file or provided with the investment.

[IMPORTANT: To be eligible for an optional rider in the Riders section, you must select ONLY from among the Allowable Asset Allocation/Balanced Portfolios and Alternative Strategies Portfolios. If selecting Allowable Asset Allocation/Balanced Portfolios and Alternative Strategies Portfolios, indicate the percentage of your investment for each. Allocations may be among these portfolios and must total 100%.

If you want to select individual investments and are NOT choosing an optional rider in the Riders section, you may indicate any combination of investments.] Allocations must total 100%.

[

U.S. Fixed - Income Portfolios	American Funds® IS American High-Income TrustSM	%
	American Funds® IS The Bond Fund of AmericaSM	%
	American Funds® IS U.S. Government Securities FundSM	%
	Fidelity® VIP Government Money Market Portfolio	%
	Fidelity® VIP Strategic Income	%
	Janus Henderson VIT Flexible Bond Portfolio	%
	Lord Abbett Bond Debenture Portfolio VC	%
	Lord Abbett Total Return Portfolio VC	%
	Pacific Asset Management Core Income	%
	Pacific Asset Management Floating Rate Income	%
	Pacific Asset Management High Yield Bond	%
	PIMCO Inflation Managed	%
	PIMCO Managed Bond	%
	PIMCO VIT Income Portfolio	%
	T. Rowe Price Short Duration Bond	%
	Western Asset Management Diversified Bond	%	%Total

Non-U.S. Fixed - Income Portfolios	American Funds® IS Capital World Bond FundSM	%
	Ashmore Emerging Markets Debt	%
	Templeton Global Bond VIP Fund	%	%Total

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U.S. Equity Portfolios	AB Small-Cap Value	%
	American Century Value Portfolio	%
	American Century VP Mid Cap Value	%
	American Funds® IS Growth FundSM	%
	American Funds® IS Growth-Income FundSM	%
	American Funds® IS Washington Mutual Investors FundSM	%
	BlackRock Equity Index	%
	BlackRock Large-Cap Growth	%
	BlackRock Small-Cap Index	%
	Boston Partners Mid-Cap Value	%
	ClearBridge Large-Cap Value	%
	ClearBridge Variable Aggressive Growth Portfolio	%
	Fidelity® VIP Contrafund ®	%
	Franklin Rising Dividends VIP Fund	%
	Franklin/BlackRock Small-Cap Equity	%
	Invesco Main Street® Core	%
	Ivy Mid-Cap Growth	%
	Janus Focused Growth	%
	JPMorgan Value Advantage	%
	MFS® Growth	%
	MFS® Small-Cap Growth	%
	Scout Investments Mid-Cap Equity	%
	T. Rowe Price Dividend Growth	%	%Total

Non-U.S. Equity Portfolios	American Funds® IS Capital World Growth and Income FundSM	%
	American Funds® IS Global Growth FundSM	%
	American Funds® IS Global Small Capitalization FundSM	%
	American Funds® IS International FundSM	%
	American Funds® IS International Growth and Income FundSM	%
	American Funds® IS New World FundSM	%
	Franklin Mutual Global Discovery VIP Fund	%
	Invesco Emerging Markets	%
	Invesco V.I. Global Fund	%
	Invesco Oppenheimer V.I. International Growth Fund	%
	MFS® International Large-Cap	%
	QS Investors International Small-Cap	%
	Wellington International Value	%	%Total

Alternative Strategies Portfolios	Neuberger Berman U.S. Equity Index PutWrite Strategy Portfolio	%
	PIMCO VIT CommodityRealReturn® Strategy Portfolio	%
	VanEck VIP Global Resources Fund	%	%Total

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Sector Portfolios	BlackRock Health Sciences	%
	Invesco V.I. Global Real Estate Fund	%
	Ivy VIP Energy	%
	MFS® Technology	%
	MFS® Utilities Series	%
	Principal Real Estate	%	%Total

Allowable Asset Allocation/Balanced Portfolios and Alternative Strategies Portfolios for use with Optional Riders	American Funds® IS Asset Allocation FundSM	%
	American Funds® IS Managed Risk Asset Allocation FundSM	%
	BlackRock Global Allocation V.I. Fund	%
	DFA Balanced Allocation Portfolio	%
	Fidelity® VIP FundsManager® 60%	%
	First Trust/Dow Jones Dividend & Income Allocation Portfolio	%
	Franklin Allocation VIP Fund	%
	Invesco V.I. Balanced-Risk Allocation Fund	%
	Ivy VIP Asset Strategy	%
	Janus Henderson VIT Balanced Portfolio	%
	JPMorgan Hedged Equity	%
	MFS® Total Return Series	%
	PLFA ESG Diversified Portfolio	%
	PLFA Pacific Dynamix® Conservative-Growth	%
	PLFA Pacific Dynamix® Moderate-Growth	%
	PLFA Portfolio Optimization Conservative	%
	PLFA Portfolio Optimization Moderate-Conservative	%
	PLFA Portfolio Optimization Moderate	%
	State Street Total Return V.I.S. Fund	%	%Total

Asset Allocation/Balanced Portfolios NOT allowed for use with Optional Riders	American Funds® IS Capital Income Builder® FundSM	%
	American Funds® IS Global Balanced FundSM	%
	BlackRock 60/40 Target Allocation ETF V.I. Fund	%
	First Trust/Dorsey Wright Tactical Core Portfolio	%
	First Trust Multi Income Allocation Portfolio	%
	Franklin Income VIP Fund	%
	Invesco V.I. Equity and Income Fund	%
	JPMorgan Insurance Trust Global Allocation Portfolio	%
	JPMorgan Insurance Trust Income Builder Portfolio	%
	PIMCO VIT All Asset Portfolio	%
	PLFA Pacific Dynamix® Growth	%
	PLFA Portfolio Optimization Growth	%
	PLFA Portfolio Optimization Aggressive-Growth	%	%Total

	MUST TOTAL 100%		%Total

]

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16. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer.

I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life & Annuity Company. I received the variable annuity prospectus and applicable fund prospectuses, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity Company.

I have discussed all fees and charges for this contract with my financial professional, including withdrawal charges, if applicable.

I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from my financial professional, the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number; and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien); and (4) I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. NOTE: The IRS does not require my consent to any provision on this application other than the certification required to avoid backup withholding.

Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner’s Signature	Date (mo/day/yr)	Signed at: City	State

Joint Owner’s Signature (if applicable)	Date (mo/day/yr)

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17. FINANCIAL PROFESSIONAL’S STATEMENT

17A.	☐Yes ☐No	Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.)

17B.	☐Yes ☐No

Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

If “Yes,” I affirm that I have instructed the applicant to answer “Yes” to the replacement question in Section 10B of this application.

I hereby certify that I have used only Pacific Life & Annuity Company’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery.

I further certify that I have discussed the appropriateness of replacement and followed Pacific Life & Annuity Company’s written replacement guidelines.  I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner(s), as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program.

I certify that I have provided the applicant with all product and applicable fund prospectuses, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer.

I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant.

If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life & Annuity Company.

Soliciting Financial Professional’s Signature	Print Financial Professional’s Full Name	Option [ ☐ A ☐ B ☐ C ☐ D]
Financial Professional’s Telephone Number	Financial Professional’s E-Mail Address
Broker/Dealer’s Name	Brokerage Account Number (optional)

Send completed application as follows:

APPLICATION WITH PAYMENT: [Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736] [Express Mail Delivery: 6750 Mercy Rd, RSD, Omaha, NE 68106]	APPLICATION WITHOUT PAYMENT: [Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829] [Express Mail Delivery: 6750 Mercy Rd, RSD, Omaha, NE 68106]

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Application Instructions

Use these instructions when completing this application.

Pacific Life & Annuity Company has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information.  Access to personal information is available only to those people who need to know in order to service your business.  For additional information regarding the product applied for, consult the prospectus.

1. & 2.

Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations that may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint owners, and/or joint or contingent annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing and 401(k) plans, name plan as owner, and participant as sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Consult a tax advisor to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only.

3.

Additional Death Benefit Coverage (Optional): Death benefit coverage must be chosen at time of issue. If the death benefit rider you have selected cannot be added to the contract due to age restrictions, the contract will be issued without the death benefit rider.

4.

Electronic Information Opt-In Consent (Optional): Complete this section to receive statements, prospectuses, and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

5.

Telephone/Electronic Authorization (Optional): By checking this box, you authorize Pacific Life & Annuity Company to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life & Annuity Company, and the provisions set forth in the contract’s prospectus.

6.	Householding (Optional): Check the box if you do not want to participate in Pacific Life & Annuity Company’s householding service.
7.

Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is/are indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. If you would like to designate additional beneficiaries or provide detailed beneficiary instructions, complete the Special Beneficiary Designation Request form or Special Requests section.

8.	Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.
9.

Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Consult the prospectus for the minimum initial purchase payment for non-qualified and qualified contracts. Transfer indicates a trustee-to-trustee or custodian-to-custodian transfer only.

10.

Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).

11.

Riders: Subject to state and broker-dealer availability. You must invest in an allowable Asset Allocation/Balanced Portfolio(s) and Alternative Strategies Portfolios to add certain riders to your contract. If any required rider you have selected within this section cannot be added to the contract due to rider restrictions, the contract will not be issued.

12.

Dollar Cost Averaging (DCA): If choosing the DCA Plus Fixed Term option, indicate a 6-month or 12-month guarantee term. 100% of your initial investment will be allocated to the DCA Plus Fixed Term unless you elect a percentage. If you select a percentage less than 100% in the Allocation Options, the remainder of the purchase payment will be allocated pro rata to the allocations selected. If a percentage less than 100% is indicated, the remainder of the initial purchase payment will be allocated pro rata to the target allocations in Section 15. Only one guarantee term may be in effect at any given time.

13.	Rebalancing: Indicate your rebalancing preference.
14.	Special Requests: This section also can be used for special registrations and additional beneficiary information.
15.	Allocation Options: Use this section to allocate 100% of your investment unless using the DCA Plus Fixed Term Option.
16.

Statement of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated.

17.

Financial Professional’s Statement: Financial Professional must fully complete and sign this section. Financial Professional must select a commission option and assure that responses in Section 10 and 17 are consistent. Please use the Commission Option Election Form if more space is needed to add Financial Professionals.

Important: Help avoid a returned application by confirming your application has the following minimum information:

• Annuitant and Owner information — Sections 1 & 2	• Date application is signed — Section 16
• Contract type is correct — Section 8	• City and state where application is signed — Section 16
• Replacement questions — Section 10	• Financial Professional’s signature — Section 17